Exhibit 2

British American Tobacco p.l.c.

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Kingsley Wheaton
2	Reason for the notification
a)	Position/status	Chief Marketing Officer
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Transfer of shares to Mrs Julia Wheaton, a Person Closely Associated
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£nil	18,683

d)	Aggregated information - Aggregated volume - Price	18,683 £nil
e)	Date of the transaction	2022-04-21
f)	Place of the transaction	Outside a trading venue

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Julia Wheaton
2	Reason for the notification
a)	Position/status	Person Closely Associated with a person discharging managerial responsibilities; Kingsley Wheaton, Chief Marketing Officer
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Transfer of Ordinary Shares from Kingsley Wheaton
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£nil	18,683

d)	Aggregated information - Aggregated volume - Price	18,683 £nil
e)	Date of the transaction	2022-04-21
f)	Place of the transaction	Outside a trading venue

Name of officer of issuer responsible for making notification: Oliver Martin Date of notification: 22 April 2022